Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 4,000,000 shares of 8.0% series D cumulative redeemable preferred stock pursuant to a registration statement on Form S-3 (File No. 333-171712) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission on April 4, 2011 are estimated to be as follows:

Estimated Fees
SEC registration fee	$11,610
Accounting fees and expenses	125,000
Legal fees and expenses	150,000
NYSE supplemental listing fee	12,800
Printing fees	30,000
Transfer agent and registrar fees and expenses	3,500

Total	$332,910